Exhibit 3.2

AMENDED AND RESTATED
BYLAWS
OF
HARMONIC INC.
(a Delaware corporation)
(as amended on May 3, 2023)

AMENDED AND RESTATED
BYLAWS
OF
HARMONIC INC.
(a Delaware corporation)

ARTICLE I

CORPORATE OFFICES
1.1REGISTERED OFFICE
The registered office of the corporation shall be fixed in the certificate of incorporation of the corporation.
1.2OTHER OFFICES
The corporation may at any time establish other offices at any place or places.

ARTICLE II

MEETINGS OF STOCKHOLDERS
2.1PLACE OF MEETINGS
Meetings of stockholders shall be held at a place, if any, within or outside the State of Delaware designated by the board of directors of the corporation (the “board of directors”). The board of directors may, in its sole discretion, determine that a meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication as authorized by Section 211(a)(2) of the General Corporation Law of the State of Delaware (the “General Corporation Law of Delaware”). In the absence of any such designation, stockholders’ meetings shall be held at the principal executive office of the corporation.
2.2ANNUAL MEETING
The annual meeting of stockholders shall be held each year on a date and at a time designated by the board of directors. At the annual meeting, directors shall be elected, and any other proper business may be transacted that is brought in accordance with Section 2.5 of these bylaws. The board of directors acting pursuant to a resolution adopted by a majority of the Whole Board may cancel, postpone or reschedule any previously scheduled annual meeting at any time, before or after the notice for such meeting has been sent to the stockholders. For the purposes of these bylaws, the term “Whole Board” shall mean the total number of authorized directorships whether or not there exist any vacancies or other unfilled seats in previously authorized directorships.
2.3SPECIAL MEETING
(a)A special meeting of the stockholders, other than as required by statute, may be called at any time by the board of directors acting pursuant to a resolution adopted by a majority of the Whole Board, the chairman of the board of directors, or by the president, but such special meetings may not be called by any other person or persons and any power of stockholders to call a special meeting of stockholders is specifically denied.
(b)The notice of a special meeting shall include the purpose for which the meeting is called. Only such business shall be considered at a special meeting of stockholders as shall have been brought before the meeting by or at the direction of a majority of the Whole Board, the chairman of the board of directors, or the president. Nothing contained in this Section 2.3 shall be construed as limiting, fixing or affecting the time when a meeting of stockholders called by action of the board of directors may be held.
2.4NOTICE OF STOCKHOLDERS’ MEETINGS
All notices of meetings of stockholders shall be sent or otherwise given in accordance with Section 2.6 of these bylaws not less than ten (10) nor more than sixty (60) days before the date of the meeting. The notice shall specify the place, date and hour of the meeting, the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting, and in the case of a special meeting, the purpose or purposes for which the meeting is called. Any previously scheduled meeting of the stockholders may be postponed or rescheduled, and (unless the certificate of incorporation otherwise provides) any special meeting of the stockholders may be cancelled, by a resolution adopted by a majority of the Whole Board.
2.5ADVANCE NOTICE OF STOCKHOLDER NOMINEES AND STOCKHOLDER BUSINESS
(a)Annual Meetings of Stockholders.
(i) To be properly brought before an annual meeting, nominations for the election of directors or the proposal of other business to be transacted by the stockholders at an annual meeting of stockholders may be made only (1) pursuant to the corporation’s notice of meeting (or any supplement thereto) given by or at the direction of the board of directors, (2)  by or at the direction of the board of directors or any committee thereof that has been formally delegated authority to nominate such persons or propose such business pursuant to a resolution adopted by a majority of the Whole Board, (3) as may be provided in the certificate of designations for any class or series of preferred stock, or (4)  by a stockholder who (A) is a stockholder of record at the time of the giving of notice required by Section 2.5(a)(ii); (B) is a stockholder of record on the record date for the determination of stockholders entitled to notice of, and to vote at, the annual meeting;(C) is a stockholder of record at the time of the annual meeting and (D) complies with the procedures set forth in this Section 2.5(a).
(ii) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (4) of Section 2.5(a)(i), the stockholder must have given timely notice thereof in proper written form to the secretary of the corporation (the “Secretary”), and any such nomination or proposed business must constitute a proper matter for stockholder action. To be timely, a stockholder’s notice must be received by the Secretary at the principal executive offices of the corporation no earlier than 8:00 a.m., Pacific time, on the 120th day and no later than 5:00 p.m., Pacific time, on the 90th day prior to the day of the one-year anniversary of the date of the preceding year’s annual meeting of stockholders as first specified in the corporation’s notice of such annual meeting (without regard to any adjournment, rescheduling, postponement or other delay of such annual meeting occurring after such notice was first sent); provided, however, that in the event that no annual meeting was held in the preceding year or the date of the annual meeting for the current year has been changed by more than twenty-five (25) days from the first anniversary of the preceding year’s annual meeting, then notice by the stockholder to be timely must be so received by the Secretary no earlier than 8:00 a.m., Pacific time, on the 120th day prior to the day of the annual meeting and no later than 5:00 p.m., Pacific time, on the later of the 90th day prior to the day of the annual meeting or, if the first Public Announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which Public Announcement of the date of the annual meeting was first made by the corporation. In no event shall any adjournment, rescheduling, postponement or other delay of an annual meeting or the announcement thereof commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described in this Section 2.5. In no event may a stockholder provide notice with respect to a greater number of director candidates than there are director seats subject to election by the stockholders at the annual meeting. If the number of directors to be elected to the board of directors is increased and there is no Public Announcement naming all of the nominees for director or specifying the size of the increased board of directors at least 10 days before the last day that a stockholder may deliver a notice of nomination pursuant to the foregoing provisions, then a stockholder’s notice required by this Section 2.5(a)(ii) will also be considered timely, but only with respect to any nominees for any new positions created by such increase, if it is received by the Secretary at the principal executive offices of the corporation no later than 5:00 p.m., Pacific time, on the 10th day following the day on which such Public Announcement is first made. “Public Announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or any successor thereto (including the rules and regulations thereunder, the “1934 Act”), or by such other means as is reasonably designed to inform the public or stockholders of the corporation in general of such information, including, without limitation, posting on the corporation’s investor relations website.
(iii) To be in proper written form, a stockholder’s notice to the Secretary shall set forth:
(1)as to each person (a “nominee”) whom the stockholder proposes to nominate for election or re-election as a director:
a)the name, age, business address, residence address and the principal occupation or employment of the nominee;
b)the class and number of shares of the corporation that are held of record or are beneficially owned by the nominee and any (A) Derivative Instruments (as defined below) held or beneficially owned by such nominee, including the full notional amount of any securities that, directly or indirectly, underlie any Derivative Instrument, and (B) other agreement, arrangement or understanding that has been made the effect or intent of which is to create or mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of the nominee with respect to the corporation’s securities;
c)all information relating to such nominee that is required to be disclosed in connection with solicitations of proxies for the contested election of directors, or is otherwise required, in each case pursuant to Section 14 of the 1934 Act;
d)such nominee’s written consent (A) to being named as a nominee of such stockholder, (B) to being named in the corporation’s form of proxy pursuant to Rule 14a-19 under the 1934 Act (“Rule 14a-19”) and (C) to serving as a director of the corporation if elected;
e)any direct or indirect compensatory, payment, indemnification or other financial agreement, arrangement or understanding that such nominee has, or has had within the past three years, with any person or entity other than the corporation (including, without limitation, the amount of any payment or payments received or receivable thereunder), in each case in connection with candidacy or service as a director of the corporation (such agreement, arrangement or understanding, a “Third-Party Compensation Arrangement”);
f)a written statement executed by the nominee acknowledging that as a director of the corporation, the nominee will owe fiduciary duties under Delaware law with respect to the corporation and its stockholders; and
g)a description of any other material relationships between the nominee and such nominee’s respective affiliates and associates, or others acting in concert with them, on the one hand, and such stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made, and their respective affiliates and associates, or others acting in concert with them, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K if such stockholder, beneficial owner, affiliate or associate were the “registrant” for purposes of such rule and such person were a director or executive officer of such registrant;
(2)as to each matter the stockholder proposes to bring before the annual meeting:
a)a brief description of the business desired to be brought before the annual meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and, if applicable, the text of any proposed amendment to these bylaws) and the reasons for conducting such business at the annual meeting;
b)any material interest of the stockholder or a Stockholder Associated Person in such business; and
c)all agreements, arrangements and understandings between such stockholder or a Stockholder Associated Person and any other persons (including their names) in connection with the proposal of such business by such stockholder; and
(3)as to the stockholder giving the notice:
a)the name and address, as they appear on the corporation’s books, of the stockholder proposing such business and any Stockholder Associated Person (as defined below);
b)for each class or series, the number of shares of the corporation that are, directly or indirectly, held of record or are beneficially owned by the stockholder or any Stockholder Associated Person;
c)any agreement, arrangement or understanding between such stockholder or any Stockholder Associated Person and any other person or persons (including, in each case, their names) in connection with the proposal of such nomination or other business;
d)any (A) agreement, arrangement or understanding (including, without limitation and regardless of the form of settlement, any derivative, long or short positions, profit interests, forwards, futures, swaps, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions and borrowed or loaned shares) that has been entered into by or on behalf of such stockholder or any Stockholder Associated Person with respect to the corporation’s securities (any of the foregoing, a “Derivative Instrument”), including the full notional amount of any securities that, directly or indirectly, underlie any Derivative Instrument, and (B) other agreement, arrangement or understanding that has been made the effect of which is to mitigate loss to, or manage the risk or benefit from share price changes for, or increase or decrease the voting power of, such stockholder or any Stockholder Associated Person with respect to any securities of the corporation;
e)any proxy, contract, arrangement, understanding or relationship pursuant to which such stockholder or any Stockholder Associated Person has a right to vote any shares of any security of the corporation;
f)any rights to dividends on the corporation’s securities owned beneficially by such stockholder or any Stockholder Associated Person that are separated or separable from the underlying security;
g)any proportionate interest in the corporation’s securities or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder or any Stockholder Associated Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner of such general or limited partnership;
h)any performance-related fees (other than an asset-based fee) that such stockholder or any Stockholder Associated Person is entitled to based on any increase or decrease in the value of the corporation’s securities or Derivative Instruments, including, without limitation, any such interests held by members of the immediate family of such persons sharing the same household;
i)any significant equity interests or any Derivative Instruments in any principal competitor of the corporation that are held by such stockholder or any Stockholder Associated Person;
j)any direct or indirect interest of such stockholder or any Stockholder Associated Person in any contract with the corporation, any affiliate of the corporation or any principal competitor of the corporation (in each case, including, without limitation, any employment agreement, collective bargaining agreement or consulting agreement);
k)any material pending or threatened legal proceeding in which such stockholder or any Stockholder Associated Person is a party or material participant involving the corporation or any of its officers, directors or affiliates;
l)any material relationship between such stockholder or any Stockholder Associated Person, on the one hand, and the corporation or any of its officers, directors or affiliates, on the other hand;
m)a representation and undertaking that the stockholder is a holder of record of stock of the corporation as of the date of submission of the stockholder’s notice and intends to appear in person or by proxy at the annual meeting to bring such nomination or other business before the annual meeting;

n)a representation and undertaking as to whether such stockholder or any Stockholder Associated Person intends, or is part of a group that intends, to (x) deliver a proxy statement or form of proxy to holders of at least the percentage of the voting power of the corporation’s then-outstanding stock required to approve or adopt the proposal or to elect each such nominee (which representation and undertaking must include a statement as to whether such stockholder or any Stockholder Associated Person intends to solicit the requisite percentage of the voting power of the corporation’s stock under Rule 14a-19); or (y) otherwise solicit proxies from stockholders in support of such proposal or nomination;
o)any other information relating to such stockholder, any Stockholder Associated Person, or any director nominee or proposed business, that, in each case, would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies in support of such nominee (in a contested election of directors) or proposal pursuant to Section 14 of the 1934 Act; and
p)such other information relating to any proposed item of business as the corporation may reasonably require to determine whether such proposed item of business is a proper matter for stockholder action.
In addition, to be timely and in proper written form, a stockholder’s notice (and any additional information submitted to the corporation in connection therewith) to the Secretary must be updated and supplemented (1) if necessary, so that the information provided or required to be provided in such notice is true and correct as of the record date(s) for determining the stockholders entitled to notice of, and to vote at, the annual meeting and as of the date that is 10 business days prior to the annual meeting or any adjournment, rescheduling, postponement or other delay thereof; and (2) to provide any additional information that the corporation may reasonably request. Any such update and supplement or additional information (including, if requested pursuant to Section 2.5(a)(iii)(3)(p)) must be received by the Secretary at the principal executive offices of the corporation (A) in the case of a request for additional information, promptly following a request therefor, which response must be received by the Secretary not later than such reasonable time as is specified in any such request from the corporation; or (B) in the case of any other update or supplement of any information, not later than five (5) business days following the record date(s) for the annual meeting (in the case of any update and supplement required to be made as of the record date(s)), and not later than eight (8) business days prior to the date for the annual meeting or any adjournment, rescheduling, postponement or other delay thereof (in the case of any update or supplement required to be made as of 10 business days prior to the annual meeting or any adjournment, rescheduling, postponement or other delay thereof). No later than five (5) business days prior to the annual meeting or any adjournment, rescheduling, postponement or other delay thereof, a stockholder nominating individuals for election as a director will provide the corporation with reasonable evidence that such stockholder has met the requirements of Rule 14a-19. The failure to timely provide such update, supplement, evidence or additional information shall result in the nomination or proposal no longer being eligible for consideration at the annual meeting. If the stockholder fails to comply with the requirements of Rule 14a-19 (including because the stockholder fails to provide the corporation with all information or notices required by Rule 14a-19), then the director nominees proposed by such stockholder shall be ineligible for election at the annual meeting and any votes or proxies in respect of such nomination shall be disregarded, notwithstanding that such proxies may have been received by the corporation and counted for the purposes of determining quorum. For the avoidance of doubt, the obligation to update and supplement, or provide additional information or evidence, as set forth in these bylaws shall not limit the corporation’s rights with respect to any deficiencies in any notice provided by a stockholder, extend any applicable deadlines pursuant to these bylaws or enable or be deemed to permit a stockholder who has previously submitted notice pursuant to these bylaws to amend or update any nomination or to submit any new nomination. No disclosure pursuant to these bylaws will be required with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is the stockholder submitting a notice pursuant to this Section 2.5 solely because such broker, dealer, commercial bank, trust company or other nominee has been directed to prepare and submit the notice required by these bylaws on behalf of a beneficial owner. For purposes of this Section 2.5, a “Stockholder Associated Person” of any stockholder shall mean (x) any person controlling, directly or indirectly, or acting in concert with, such stockholder, (y) any beneficial owner of shares of stock of the corporation owned of record or beneficially by such stockholder and on whose behalf the proposal or nomination, as the case may be, is being made, or (z) any person controlling, controlled by or under common control with such person referred to in the preceding clauses (x) and (y). Without exception, no business proposed by a stockholder shall be conducted at any annual meeting except in accordance with the procedures set forth in this Section 2.5. The chairperson of the annual meeting shall, if the facts warrant, determine and declare at the meeting that business was not properly brought before the meeting and in accordance with the provisions of this Section 2.5, and, if the chairperson should so determine, the chairperson shall so declare at the meeting that any such business not properly brought before the meeting shall not be transacted.
(b)Special Meetings of Stockholders. Except to the extent required by the General Corporation Law of Delaware, and subject to Section 2.3(a), special meetings of stockholders may be called only in accordance with the corporation’s certificate of incorporation and these bylaws. Only such business will be conducted at a special meeting of stockholders as has been brought before the special meeting pursuant to the corporation’s notice of meeting. If the election of directors is included as business to be brought before a special meeting in the corporation’s notice of meeting, then nominations of persons for election to the board of directors at such special meeting may be made by any stockholder who (i) is a stockholder of record at the time of giving of the notice contemplated by this Section 2.5(b); (ii) is a stockholder of record on the record date for the determination of stockholders entitled to notice of the special meeting; (iii) is a stockholder of record on the record date for the determination of stockholders entitled to vote at the special meeting; (iv) is a stockholder of record at the time of the special meeting; and (v) complies with the procedures set forth in this Section 2.5(b) (with such procedures that the corporation deems to be applicable to such special meeting). For nominations to be properly brought by a stockholder before a special meeting pursuant to this Section 2.5(b), the stockholder’s notice must be received by the Secretary at the principal executive offices of the corporation no earlier than 8:00 a.m., Pacific time, on the 120th day prior to the day of the special meeting and no later than 5:00 p.m., Pacific time, on the 10th day following the day on which Public Announcement of the date of the special meeting was first made. In no event will any adjournment, rescheduling, postponement or other delay of a special meeting or any announcement thereof commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. A stockholder’s notice to the Secretary must comply with the applicable notice requirements of Section 2.5(a)(iii), with references therein to “annual meeting” deemed to mean “special meeting” for the purposes of this final sentence of this Section 2.5(b).
(c)Other Requirements and Procedures.
(i) To be eligible to be a nominee of any stockholder for election as a director of the corporation, the proposed nominee must provide to the Secretary, in accordance with the applicable time periods prescribed for delivery of notice under Section 2.5(a)(ii) or Section 2.5(b):
(1)a signed and completed written questionnaire (in the form provided by the Secretary at the written request of the nominating stockholder, which form will be provided by the Secretary within 10 days of receiving such request) containing information regarding such nominee’s background and qualifications and such other information as may reasonably be required by the corporation to determine the eligibility of such nominee to serve as a director of the corporation or to serve as an independent director of the corporation;
(2)a written representation and undertaking that, unless previously disclosed to the corporation, such nominee is not, and will not become, a party to any voting agreement, arrangement, commitment, assurance or understanding with any person or entity as to how such nominee, if elected as a director, will vote on any issue;
(3)a written representation and undertaking that, unless previously disclosed to the corporation, such nominee is not, and will not become, a party to any Third-Party Compensation Arrangement;
(4)a written representation and undertaking that, if elected as a director, such nominee would be in compliance, and will continue to comply, with the corporation’s corporate governance, conflict of interest, confidentiality, stock ownership and trading guidelines, and other policies and guidelines applicable to directors and in effect during such person’s term in office as a director (and, if requested by any candidate for nomination, the Secretary will provide to such proposed nominee all such policies and guidelines then in effect); and
(5)a written representation and undertaking that such nominee, if elected, intends to serve a full term on the board of directors.

(ii) At the request of the board of directors, any person nominated by the board of directors for election as a director must furnish to the Secretary the information that is required to be set forth in a stockholder’s notice of nomination pertaining to such nominee.
(iii) Only persons who are nominated in accordance with the procedures set forth in this Section 2.5 shall be eligible for election as directors. No business proposed by a stockholder will be conducted at a stockholder meeting except in accordance with this Section 2.5.
(iv) The chairperson of the applicable meeting shall, if the facts warrant, determine and declare at the meeting that a nomination was not made in accordance with the procedures prescribed by these bylaws or that other proposed business was not properly brought before the meeting. If the chairperson should so determine, then the chairperson shall so declare at the meeting, and the defective nomination shall be disregarded or such business will not be transacted, as the case may be.
(v) Notwithstanding anything to the contrary in this Section 2.5, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear in person at the meeting to present a nomination or other proposed business, such nomination will be disregarded or such business will not be transacted, as the case may be, notwithstanding that proxies in respect of such nomination or business may have been received by the corporation and counted for purposes of determining a quorum. For purposes of this Section 2.5, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting, and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting.
(vi) In addition to the foregoing provisions of this Section 2.5, a stockholder must also comply with all applicable requirements of state law and of the 1934 Act with respect to the matters set forth in this Section 2.5, it being understood that (1) any references in these bylaws to the 1934 Act are not intended to, and will not, limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to this Section 2.5; and (2) compliance with clauses (3) and (4) of Section 2.5(a)(i) and with Section 2.5(b) are the exclusive means for a stockholder to make nominations or submit other business (other than as provided in Section 2.5(c)(vii)).

(vii) Notwithstanding anything to the contrary in this Section 2.5, the notice requirements set forth in these bylaws with respect to the proposal of any business pursuant to this Section 2.5 will be deemed to be satisfied by a stockholder if (1) such stockholder has submitted a proposal to the corporation in compliance with Rule 14a-8 under the 1934 Act; and (2) such stockholder’s proposal has been included in a proxy statement that has been prepared by the corporation to solicit proxies for the meeting of stockholders. Subject to Rule 14a-8 and other applicable rules and regulations under the 1934 Act, nothing in these bylaws will be construed to permit any stockholder, or give any stockholder the right, to include or have disseminated or described in the corporation proxy statement any nomination of a director or any other business proposal.
2.6MANNER OF GIVING NOTICE
Notice of any meeting of stockholders shall be given in accordance with Section 232 of the General Corporation Law of Delaware.
2.7QUORUM
The holders of a majority of the voting power of the capital stock of the corporation issued and outstanding and entitled to vote thereat, present in person or represented by proxy at the meeting, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as required by law, the certificate of incorporation, these bylaws or the rules of any applicable stock exchange on which the corporation’s securities are listed. Where a separate vote by a class or series or classes or series is required, a majority of the voting power of the outstanding shares of such class or series or classes or series, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter, except as otherwise required by law, the certificate of incorporation, these bylaws or the rules of any applicable stock exchange on which the corporation’s securities are listed. If, however, such quorum is not present or represented at any meeting of the stockholders, then either (i) the chairperson of the meeting or (ii) the holders of a majority of the voting power of the shares represented at the meeting and entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented. At such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the original meeting.

2.8ADJOURNED MEETING; NOTICE
Any stockholders’ meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by (i) the chairperson of the meeting or (ii) the stockholders by the vote of the holders of a majority of the shares represented at that meeting and entitled to vote thereat, either in person or by proxy.
Unless these bylaws otherwise require, when a meeting is adjourned to another time or place (including an adjournment taken to address a technical failure to convene or continue a meeting using remote communication), notice need not be given of the adjourned meeting if the time, place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are (i) announced at the meeting at which the adjournment is taken, (ii) displayed, during the time scheduled for the meeting, on the same electronic network used to enable stockholders and proxy holders to participate in the meeting by means of remote communication or (iii) set forth in the notice of meeting given in accordance with Section 222(a) of the General Corporation Law of Delaware. At the adjourned meeting the corporation may transact any business that might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting, the board of directors shall fix a new record date for notice of such adjourned meeting in accordance with Section 213(a) of the General Corporation Law of Delaware and Section 2.12 of these bylaws, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting.
2.9VOTING
The stockholders entitled to vote at any meeting of stockholders shall be determined in accordance with the provisions of Section 2.12 of these bylaws, subject to the provisions of Sections 217 and 218 of the General Corporation Law of Delaware (relating to voting rights of fiduciaries, pledgors and joint owners, and to voting trusts and other voting agreements).
Except as may be otherwise provided in the certificate of incorporation, each stockholder shall be entitled to one vote for each share of capital stock held by such stockholder as of the applicable record date that has voting power upon the matter in question. Any stockholder entitled to vote on any matter may vote part of the shares in favor of the proposal and refrain from voting the remaining shares or, except when the matter is the election of directors, may vote them against the proposal; but, if the stockholder fails to specify the number of shares which the stockholder is voting affirmatively, it will be conclusively presumed that the stockholder’s approving vote is with respect to all shares which the stockholder is entitled to vote.
Except as otherwise provided by law, the certificate of incorporation or these bylaws, or the rules of the stock exchange on which the corporation’s securities are listed, in all matters other than the election of directors, the affirmative vote of the holders of a majority of the voting power of the capital stock present in person or represented by proxy and entitled to vote on the subject matter shall decide any question brought before such meeting.
Except as otherwise required by law, the certificate of incorporation or these bylaws, directors shall be elected by the affirmative vote of the majority of the votes cast by the shares represented and entitled to vote at such meeting for the election of directors at which a quorum is present; provided, however, that if the Board of Directors determines that the number of nominees exceeds the number of directors to be elected at such meeting (a “Contested Election”), and the Board of Directors has not rescinded such determination by the date that is ten (10) calendar days in advance of the date the corporation files its definitive proxy statement (regardless of whether thereafter revised or supplemented) for such meeting with the Securities and Exchange Commission, each of the directors to be elected at such meeting shall be elected by the affirmative vote of a plurality of the votes cast by the shares represented and entitled to vote at such meeting with respect to the election of such director. For purposes of this Section 2.9, a “majority of votes cast” means that the number of votes cast “for” a candidate for director exceeds the number of votes cast “against” that director (with “abstentions” and “broker non-votes” not counted as votes cast as either “for” or “against” such director’s election). In an election other than a Contested Election, stockholders will be given the choice to cast votes “for” or “against” the election of directors or to “abstain” from such vote and shall not have the ability to cast any other vote with respect to such election of directors. In a Contested Election, stockholders will be given the choice to cast “for” or “withhold” votes for the election of directors and shall not have the ability to cast any other vote with respect to such election of directors.
Except as otherwise provided by law, the certificate of incorporation or these bylaws, or the rules of the stock exchange on which the corporation’s securities are listed, where a separate vote by a class or series or classes or series is required in all matters other than the election of directors, the affirmative vote of the holders of a majority of the voting power of such class or series or classes or series present in person or represented by proxy and entitled to vote on the subject matter shall decide any question brought before such meeting.
2.10WAIVER OF NOTICE; CONSENT
Whenever notice is required to be given under any provision of the General Corporation Law of Delaware, the certificate of incorporation or these bylaws, a written waiver, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the certificate of incorporation or these bylaws. Attendance by a person at a meeting shall also constitute a waiver of notice of and presence at that meeting, except when the person objects at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Attendance at a meeting is not a waiver of any right to object to the consideration of matters required by law to be included in the notice of the meeting but not so included, if that objection is expressly made at the meeting.
2.11STOCKHOLDER ACTION BY WRITTEN CONSENT WITHOUT A MEETING
(a)Unless otherwise provided in the certificate of incorporation, any action required or permitted to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing setting forth the action so taken shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Such consents shall be delivered to the corporation by delivery to it registered office in the state of Delaware, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to a corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested.
(b)In order that the corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the board of directors. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the secretary, request the board of directors to fix a record date for such purpose. The board of directors may fix a record date for such purpose which shall be no more than ten (10) days after the date on which the resolution fixing the record date is adopted by the board of directors and shall not precede the date such resolution is adopted. If no record date has been fixed by the board of directors within ten (10) days of the date on which such a request is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the board of directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation in the manner described in Section 2.11(a). If no record date has been fixed by the board of directors and prior action by the board of directors is required by law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the board of directors adopts the resolution taking such prior action.
2.12RECORD DATE FOR STOCKHOLDER NOTICE; VOTING
For purposes of determining the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors and which record date shall not be more than 60 nor less than 10 days before the date of such meeting. If the board of directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the board of directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination.

If no record date is fixed by the board of directors, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.
A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance with the provisions of Section 213 of the General Corporation Law of Delaware and this Section 2.12 at the adjourned meeting.
In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.
2.13PROXIES
Each stockholder entitled to vote at a meeting of stockholders, or such stockholder’s authorized officer, director, employee or agent, may authorize another person or persons to act for such stockholder by proxy authorized by a document or by a transmission permitted by law filed in accordance with the procedure established for the meeting, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. The authorization of a person to act as a proxy may be documented, signed and delivered in accordance with Section 116 of the General Corporation Law of Delaware; provided that such authorization shall set forth, or be delivered with information enabling the corporation to determine, the identity of the stockholder granting such authorization. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212(e) of the General Corporation Law of Delaware.
2.14ORGANIZATION
The chairperson of any meeting of stockholders shall be designated by the board of directors, and shall call the meeting of the stockholders to order. In the absence of such designation, the president, or in the absence of the president, the chairman of the board, or in their absence, any other executive officer of the corporation shall act as chairperson for such meeting, and in the absence of all such persons, the stockholders shall appoint a chairperson for such meeting. The chairperson of any meeting of stockholders shall determine the order of business and the procedures at the meeting, including such matters as the regulation of the manner of voting and the conduct of business and discussion as seem to the chairperson in order. The Secretary shall act as secretary of all meetings of the stockholders, but in the absence of the Secretary at any meeting of the stockholders, the chairperson of the meeting may appoint any person to act as secretary of the meeting.
2.15LIST OF STOCKHOLDERS ENTITLED TO VOTE
The corporation shall prepare, no later than the tenth day before each meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting; provided, however, if the record date for determining the stockholders entitled to vote is less than 10 days before the meeting date, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. The corporation shall not be required to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of ten (10) days ending on the day before the meeting date: (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (b) during ordinary business hours, at the corporation’s principal place of business. In the event that the corporation determines to make the list available on an electronic network, the corporation may take reasonable steps to ensure that such information is available only to stockholders of the corporation.
2.16INSPECTORS OF ELECTION
Before any meeting of stockholders, the corporation may appoint an inspector or inspectors of election to act at the meeting or its adjournment. If no inspector of election is so appointed, then the chairperson of the meeting may, and on the request of any stockholder or a stockholder’s proxy shall, appoint an inspector or inspectors of election to act at the meeting. If any person appointed as inspector fails to appear or fails or refuses to act, then the chairperson of the meeting may, and upon the request of any stockholder or a stockholder’s proxy shall, appoint a person to fill that vacancy.
Such inspectors shall:
(a)ascertain the number of shares outstanding and the voting power of each;
(b)determine the shares represented at the meeting and the validity of proxies and ballots;
(c)count all votes and ballots;
(d)determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors; and

(e)certify their determination of the number of shares represented at the meeting, and their count of all votes and ballots.
The inspectors of election shall perform their duties impartially, in good faith, to the best of their ability and as expeditiously as is practical. If there are multiple inspectors of election, the decision, act or certificate of a majority is effective in all respects as the decision, act or certificate of all. Any report or certificate made by the inspectors of election is prima facie evidence of the facts stated therein.

ARTICLE III

DIRECTORS
3.1POWERS
Subject to the provisions of the General Corporation Law of Delaware and to any limitations in the certificate of incorporation or these bylaws relating to action required to be approved by the stockholders or by the outstanding shares, the business and affairs of the corporation shall be managed and shall be exercised by or under the direction of the board of directors. In addition to the powers and authorities these bylaws expressly confer upon them, the board of directors may exercise all such powers of the corporation and do all such lawful acts and things as are not by the General Corporation Law of Delaware or by the certificate of incorporation or by these bylaws required to be exercised or done by the stockholders.
3.2NUMBER OF DIRECTORS
The board of directors shall consist of one or more members, each of whom shall be a natural person. Unless the certificate of incorporation fixes the number of directors, the number of directors shall be determined from time to time by resolution of a majority of the Whole Board No reduction of the authorized number of directors shall have the effect of removing any director before that director’s term of office expires.
3.3ELECTION AND TERM OF OFFICE OF DIRECTORS
Except as provided in Section 3.4 of these bylaws, each director, including a director elected to fill a vacancy or newly created directorship, shall hold office until the expiration of the term for which elected and until such director’s successor is elected and qualified or until such director’s earlier death, resignation or removal. Directors need not be stockholders unless so required by the certificate of incorporation or these bylaws. The certificate of incorporation or these bylaws may prescribe other qualifications for directors.

3.4RESIGNATION AND VACANCIES
Any director may resign effective upon giving written notice to the chairman of the board, the president, the secretary or the board of directors, unless the notice specifies a later time for that resignation to become effective (including an effective time determined upon the happening of an event or events). A resignation that is conditioned upon the director failing to receive a specified vote for reelection as a director may provide that it is irrevocable. Unless otherwise provided in the certificate of incorporation or these bylaws, when one or more directors resign from the board of directors, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective.
Unless otherwise provided in the certificate of incorporation or these bylaws:
(i)    Vacancies and newly created directorships resulting from any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.
(ii)    Whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by the provisions of the certificate of incorporation, vacancies and newly created directorships of such class or classes or series may be filled by a majority of the directors elected by such class or classes or series thereof then in office, or by a sole remaining director so elected.
Any directors chosen pursuant to this Section 3.4 shall hold office for a term expiring at the next annual meeting of stockholders and until such director’s successor shall have been duly elected and qualified.
If at any time, by reason of death or resignation or other cause, the corporation should have no directors in office, then any officer or any stockholder or an executor, administrator, trustee or guardian of a stockholder, or other fiduciary entrusted with like responsibility for the person or estate of a stockholder, may call a special meeting of stockholders in accordance with the provisions of the certificate of incorporation or these bylaws, or may apply to the Court of Chancery for a decree summarily ordering an election as provided in Section 211 of the General Corporation Law of Delaware.
If, at the time of filling any vacancy or any newly created directorship, the directors then in office constitute less than a majority of the Whole Board (as constituted immediately prior to any such increase), then the Court of Chancery may, upon application of any stockholder or stockholders holding at least ten percent (10%) of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office as aforesaid, which election shall be governed by the provisions of Section 211 of the General Corporation Law of Delaware as far as applicable.
3.5REMOVAL OF DIRECTORS
Any director or the entire board of directors may be removed, with or without cause, by stockholders of the corporation in the manner specified in the certificate of incorporation and applicable law.
3.6PLACE OF MEETINGS; MEETINGS BY TELEPHONE
Regular or special meetings of the board of directors may be held at any place within or outside the State of Delaware. .
Any meeting of the board of directors, regular or special, may be held by conference telephone or similar communication equipment, so long as all directors participating in the meeting can hear one another; and all such participating directors shall be deemed to be present in person at the meeting.
3.7REGULAR MEETINGS
Regular meetings of the board of directors may be held without notice at such time and such place as shall from time to time be determined by the board of directors. If any regular meeting day shall fall on a legal holiday, then the meeting shall be held at the same time and place on the next succeeding full business day.
3.8SPECIAL MEETINGS; NOTICE
Special meetings of the board of directors for any purpose or purposes may be called at any time by the chairman of the board of directors, the president, any vice president, the Secretary or by a majority of the Whole Board.
The person or persons authorized to call special meetings of the board of directors may fix the time and place of the meetings. Notice of the time and place of special meetings shall be delivered personally or by telephone to each director or sent by first-class mail, courier service or telegram, telecopy or other means of electronic transmission, charges prepaid, addressed to each director at that director’s address as it is shown on the records of the corporation. If the notice is by mail, such notice shall be deposited in the United States mail at least four (4) days before the time of the holding of the meeting. If the notice is by courier service, telegram, overnight mail, telecopy or other means of electronic transmission, such notice shall be deemed adequately delivered when the notice is transmitted at least twenty-four (24) hours prior to the time set for such meeting. If the notice is by telephone or by hand delivery, such notice shall be deemed adequately delivered when the notice is given at least twenty-four (24) hours prior to the time set for such meeting. Any oral notice given personally or by telephone may be communicated either to the director or to a person at the office of the director who the person giving the notice has reason to believe will promptly communicate it to the director. The notice need not specify the purpose or the place of the meeting, if the meeting is to be held at the principal executive office of the corporation.
3.9QUORUM
A majority of the Whole Board shall constitute a quorum for the transaction of business, except to adjourn as provided in Section 3.11 of these bylaws. Every act or decision done or made by a majority of the directors present at a duly held meeting at which a quorum is present shall be regarded as the act of the board of directors, subject to the provisions of the certificate of incorporation and applicable law.
3.10WAIVER OF NOTICE
Notice of a meeting need not be given to any director (i) who signs a waiver of notice or provides a waiver by electronic transmission, whether before or after the meeting, or (ii) who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such directors. All such waivers shall be filed with the corporate records or made part of the minutes of the meeting. A waiver of notice need not specify the purpose of any regular or special meeting of the board of directors.
3.11ADJOURNMENT
A majority of the directors present, whether or not constituting a quorum, may adjourn any meeting of the board to another time and place.
3.12NOTICE OF ADJOURNMENT
Notice of the time and place of holding an adjourned meeting of the board need not be given unless the meeting is adjourned for more than twenty-four (24) hours. If the meeting is adjourned for more than twenty-four (24) hours, then notice of the time and place of the adjourned meeting shall be given before the adjourned meeting takes place, in the manner specified in Section 3.8 of these bylaws, to the directors who were not present at the time of the adjournment.
3.13BOARD ACTION BY WRITTEN CONSENT WITHOUT A MEETING
Unless otherwise restricted by the certificate of incorporation or these bylaws, (i) any action required or permitted to be taken at any meeting of the board of directors, or of any committee thereof, may be taken without a meeting if all members of the board of directors or committee, as the case may be, consent thereto in writing or by electronic transmission and (ii) a consent may be documented, signed and delivered in any manner permitted by Section 116 of the General Corporation Law of Delaware. Any person (whether or not then a director) may provide, whether through instruction to an agent or otherwise, that a consent to action will be effective at a future time (including a time determined upon the happening of an event), no later than 60 days after such instruction is given or such provision is made and such consent shall be deemed to have been given for purposes of this Section 3.13 at such effective time so long as such person is then a director and did not revoke the consent prior to such time. Any such consent shall be revocable prior to its becoming effective. After an action is taken, the consent or consents relating thereto shall be filed with the minutes of the proceedings of the board of directors, or the committee thereof, in the same paper or electronic form as the minutes are maintained.
3.14FEES AND COMPENSATION OF DIRECTORS
Directors and members of committees may receive such compensation, if any, for their services and such reimbursement of expenses as may be fixed or determined by resolution of the board of directors or, for the avoidance of doubt, by a duly authorized committee thereof. This Section 3.14 shall not be construed to preclude any director from serving the corporation in any other capacity as an officer, agent, employee or otherwise and receiving compensation for those services.
3.15APPROVAL OF LOANS TO OFFICERS
The corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the corporation or any of its subsidiaries, including any officer or employee who is a director of the corporation or any of its subsidiaries, whenever, in the judgment of the directors, such loan, guaranty or assistance may reasonably be expected to benefit the corporation. The loan, guaranty or other assistance may be with or without interest and may be unsecured, or secured in such manner as the board of directors shall approve, including, without limitation, a pledge of shares of stock of the corporation. Nothing contained in this section shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the corporation at common law or under any statute.
3.16SOLE DIRECTOR PROVIDED BY CERTIFICATE OF INCORPORATION
In the event only one director is required by these bylaws or the certificate of incorporation, then any reference herein to notices, waivers, consents, meetings or other actions by a majority or quorum of the directors shall be deemed to refer to such notice, waiver, etc., by such sole director, who shall have all the rights and duties and shall be entitled to exercise all of the powers and shall assume all the responsibilities otherwise herein described as given to the board of directors.

ARTICLE IV

COMMITTEES

4.1COMMITTEES OF DIRECTORS
The board of directors may, by resolution adopted by a majority of the Whole Board, designate one (1) or more committees, each consisting of one (1) or more directors. The board of directors may designate one (1) or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member. Any committee, to the extent provided in the resolution of the board of directors or in these bylaws, shall have and may exercise all the powers and authority of the board of directors, but no such committee shall have the power or authority to (a) approve or adopt, or recommend to the stockholders, any action or matter (other than the election or removal of directors) expressly required by the General Corporation Law of Delaware to be submitted to stockholders for approval, or (b) adopt, amend or repeal any bylaw of the corporation.
4.2MEETINGS AND ACTION OF COMMITTEES
Unless otherwise specified by the board of directors, meetings and actions of committees and subcommittees shall be governed by, and held and taken in accordance with, the following provisions of Article III of these bylaws: Section 3.6 (place of meetings; meetings by telephone), Section 3.7 (regular meetings), Section 3.8 (special meetings; notice), Section 3.9 (quorum), Section 3.10 (waiver of notice), Section 3.11 (adjournment), Section 3.12 (notice of adjournment) and Section 3.13 (board action by written consent without meeting), with such changes in the context of those bylaws as are necessary to substitute the committee or subcommittee and its members for the board of directors and its members; provided, however, that the time of regular meetings of committees or subcommittees may be determined either by resolution of the board of directors or by resolution of the committee or subcommittee, that special meetings of committees or subcommittees may also be called by resolution of the board of directors or the committee or subcommittee, and that notice of special meetings of committees and subcommittees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee or subcommittee. The board of directors or a committee or subcommittee may also adopt rules for the government of any committee or subcommittee.
4.3COMMITTEE MINUTES
Each committee and subcommittee shall keep regular minutes of its meetings.

ARTICLE V

OFFICERS
5.1OFFICERS
The officers of the corporation (the “Corporate Officers”) shall be a president, a secretary and a chief financial officer. The corporation may also have, at the discretion of the board of directors, a chairman of the board, one or more vice presidents (however denominated), one or more assistant secretaries, one or more assistant treasurers and such other officers as may be appointed in accordance with the provisions of these bylaws. Any number of offices may be held by the same person.
5.2ELECTION OF OFFICERS
The Corporate Officers, except such officers as may be appointed in accordance with the provisions of Section 5.3 or Section 5.5 of these bylaws, shall be chosen by the board of directors, subject to the rights, if any, of an officer under any contract of employment, and shall hold their respective offices for such terms as the board of directors may from time to time determine.
5.3SUBORDINATE OFFICERS
The board of directors may appoint, or may empower the any Corporate Officer to appoint, such other Corporate Officers as the business of the corporation may require, each of whom shall hold office for such period, have such power and authority, and perform such duties as are provided in these bylaws or as the board of directors may from time to time determine, or, for the avoidance of doubt, any duly authorized committee or subcommittee thereof or by any Corporate Officer who has been conferred such power of determination.
The president or other officers of the corporation may from time to time designate and appoint agents of the corporation in accordance with the provisions of Section 5.12 of these bylaws.
5.4REMOVAL AND RESIGNATION OF OFFICERS
Subject to the rights, if any, of a Corporate Officer under any contract of employment, any Corporate Officer may be removed, either with or without cause, by the board of directors or, for the avoidance of doubt, by any duly authorized committee or subcommittee thereof or by any Corporate Officer upon whom such power of removal has be conferred.
Any Corporate Officer may resign at any time by giving notice to the corporation, in writing or by electronic transmission. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the corporation under any contract to which the Corporate Officer is a party.
Any Administrative Officer designated and appointed by the president may be removed, either with or without cause, at any time by the president. Any Administrative Officer may resign at any time by giving notice, in writing or by electronic transmission, to the president or to the Secretary.
5.5VACANCIES IN OFFICES
A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these bylaws for regular appointments to that office.
5.6CHAIRMAN OF THE BOARD
The chairman of the board, if such an officer be elected, shall, if present, preside at meetings of the board of directors and exercise such other powers and perform such other duties as may from time to time be assigned to him by the board of directors or as may be prescribed by these bylaws. If there is no president, then the chairman of the board shall also be the chief executive officer of the corporation and shall have the powers and duties prescribed in Section 5.7 of these bylaws.
5.7PRESIDENT
Subject to such supervisory powers, if any, as may be given by the board of directors to the chairman of the board, if there be such an officer, the president shall be the chief executive officer of the corporation and shall, subject to the control of the board of directors, have general supervision, direction and control of the business and the officers of the corporation. Unless otherwise specified by the board of directors, the president shall preside at all meetings of the stockholders and, in the absence or nonexistence of a chairman of the board, at all meetings of the board of directors. The president shall have the general powers and duties of management usually vested in the office of president of a corporation, and shall have such other powers and perform such other duties as may be prescribed by the board of directors or these bylaws.
5.8VICE PRESIDENTS
In the absence or disability of the president, and if there is no chairman of the board, the vice presidents, if any, in order of their rank as fixed by the board of directors or, if not ranked, a vice president designated by the board of directors, shall perform all the duties of the president and when so acting shall have all the powers of, and be subject to all the restrictions upon, the president. The vice presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the board of directors, these bylaws, the president or the chairman of the board.

5.9SECRETARY
The Secretary shall keep or cause to be kept, at the principal executive office of the corporation or such other place as the board of directors may direct, a book of minutes of all meetings and actions of the board of directors, committees of directors and stockholders. The minutes shall show the time and place of each meeting, whether regular or special (and, if special, how authorized and the notice given), the names of those present at directors’ meetings or committee meetings, the number of shares present or represented at stockholders’ meetings and the proceedings thereof.
The Secretary shall keep, or cause to be kept, at the principal executive office of the corporation or at the office of the corporation’s transfer agent or registrar, as determined by resolution of the board of directors, a share register or a duplicate share register, showing the names of all stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates evidencing such shares and the number and date of cancellation of every certificate surrendered for cancellation.
The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and of the board of directors required to be given by law or by these bylaws. The Secretary shall keep the seal of the corporation, if one be adopted, in safe custody and shall have such other powers and perform such other duties as may be prescribed by the board of directors or by these bylaws.
5.10CHIEF FINANCIAL OFFICER
The chief financial officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings and shares. The books of account shall at all reasonable times be open to inspection by any director for a purpose reasonably related to his position as a director.
The chief financial officer shall deposit all money and other valuables in the name and to the credit of the corporation with such depositaries as may be designated by the board of directors. The chief financial officer shall disburse the funds of the corporation as may be ordered by the board of directors, shall render to the president and directors, whenever they request it, an account of all of the chief financial officer’s transactions as chief financial officer and of the financial condition of the corporation, and shall have such other powers and perform such other duties as may be prescribed by the board of directors or these bylaws.
5.11ASSISTANT SECRETARY
The assistant secretary, if any, or, if there is more than one, the assistant secretaries in the order determined by the board of directors (or if there be no such determination, then in the order of their election) shall, in the absence of the Secretary or in the event of the Secretary’s inability or refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.
5.12AGENTS
Agents of the corporation may be designated and appointed by, and shall perform such duties and have such powers as from time to time may be determined by, any officer of the corporation or by the board of directors or any committee of the board of directors to assist the Corporate Officers or the directors of the corporation in the furtherance of their duties. In the performance of such duties and the exercise of such powers, however, such agents shall have limited authority to act on behalf of the corporation as the board of directors or other duly authorized person or entity shall establish, including but not limited to limitations on the dollar amount and on the scope of agreements or commitments that may be made by such agents on behalf of the corporation, which limitations may not be exceeded by such individuals or altered by the president or any other officer of the corporation without further approval by the board of directors or a duly authorized committee thereof.
5.13AUTHORITY AND DUTIES OF OFFICERS
In addition to the foregoing powers, authority and duties, all officers of the corporation shall respectively have such authority and powers and perform such duties in the management of the business of the corporation as may be designated from time to time by the board of directors and, to the extent not so provided, as generally pertain to such office, subject to the control of the board of directors.

ARTICLE VI

INDEMNIFICATION
6.1INDEMNIFICATION OF DIRECTORS AND OFFICERS IN THIRD PARTY PROCEEDINGS
Subject to the other provisions of this Article VI, the corporation shall indemnify, to the fullest extent permitted by the General Corporation Law of Delaware, as now or hereinafter in effect, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”) (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director or officer of the corporation, or is or was a director or officer of the corporation serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such Proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.
6.2INDEMNIFICATION OF DIRECTORS AND OFFICERS IN ACTIONS BY OR IN THE RIGHT OF THE CORPORATION
Subject to the other provisions of this Article VI, the corporation shall indemnify, to the fullest extent permitted by the General Corporation Law of Delaware, as now or hereinafter in effect, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed Proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the corporation, or is or was a director or officer of the corporation serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such Proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
6.3SUCCESSFUL DEFENSE
To the extent that a present or former director or officer (for purposes of this Section 6.3 only, as such term is defined in Section 145(c)(1) of the General Corporation Law of Delaware) of the corporation has been successful on the merits or otherwise in defense of any Proceeding described in Section 6.1 or Section 6.2, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith. The corporation may indemnify any other person who is not a present or former director or officer of the corporation against expenses (including attorneys’ fees) actually and reasonably incurred by such person to the extent such person has been successful on the merits or otherwise in defense of any Proceeding described in Section 6.1 or Section 6.2, or in defense of any claim, issue or matter therein.

6.4INDEMNIFICATION OF OTHERS
Subject to the other provisions of this Article VI, the corporation shall have power to indemnify its employees and agents, or any other persons, to the extent not prohibited by the General Corporation Law of Delaware or other applicable law. The board of directors shall have the power to delegate to any person or persons identified in subsections (1) through (4) of Section 145(d) of the General Corporation Law of Delaware the determination of whether employees or agents shall be indemnified.
6.5ADVANCED PAYMENT OF EXPENSES
Expenses (including attorneys’ fees) actually and reasonably incurred by an officer or director of the corporation in defending any Proceeding shall be paid by the corporation in advance of the final disposition of such Proceeding upon receipt of a written request therefor (together with documentation reasonably evidencing such expenses) and an undertaking by or on behalf of the person to repay such amounts if it shall ultimately be determined that the person is not entitled to be indemnified under this Article VI or the General Corporation Law of Delaware. Such expenses (including attorneys’ fees) actually and reasonably incurred by former directors and officers or other employees and agents of the corporation or by persons serving at the request of the corporation as directors, officers, employees or agents of another corporation, partnership, joint venture, trust or other enterprise may be so paid upon such terms and conditions, if any, as the corporation deems appropriate. The right to advancement of expenses shall not apply to any Proceeding (or any part of any Proceeding) for which indemnity is excluded pursuant to these bylaws, but shall apply to any Proceeding (or any part of any Proceeding) referenced in Sections 6.6(b) or 6.6(c) prior to a determination that the person is not entitled to be indemnified by the corporation.
Notwithstanding the foregoing, unless otherwise determined pursuant to Section 6.8, no advance shall be made by the corporation to an officer of the corporation (except by reason of the fact that such officer is or was a director of the corporation, in which event this paragraph shall not apply) in any Proceeding if a determination is reasonably and promptly made (a) by a vote of the directors who are not parties to such Proceeding, even though less than a quorum, or (b) by a committee of such directors designated by the vote of the majority of such directors, even though less than a quorum, or (c) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, that facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the corporation.
6.6LIMITATION ON INDEMNIFICATION
(a)Subject to the requirements in Section 6.3 and the General Corporation Law of Delaware, the corporation shall not be obligated to indemnify any person pursuant to this Article VI in connection with any Proceeding (or any part of any Proceeding):

(b)for which payment has actually been made to or on behalf of such person under any statute, insurance policy, indemnity provision, vote or otherwise, except with respect to any excess beyond the amount paid;
(c)for an accounting or disgorgement of profits pursuant to Section 16(b) of the 1934 Act, or similar provisions of federal, state or local statutory law or common law, if such person is held liable therefor (including pursuant to any settlement arrangements);
(d)for any reimbursement of the corporation by such person of any bonus or other incentive-based or equity-based compensation or of any profits realized by such person from the sale of securities of the corporation, in either case as required under any clawback or compensation recovery policy adopted by the corporation, applicable securities exchange and association listing requirements, including, without limitation, those adopted in accordance with Rule 10D-1 under the 1934 Act and/or the 1934 Act (including, without limitation, any such reimbursements that arise from an accounting restatement of the corporation pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), or the payment to the corporation of profits arising from the purchase and sale by such person of securities in violation of Section 306 of the Sarbanes-Oxley Act), if such person is held liable therefor (including pursuant to any settlement arrangements);
(e)initiated by such person, including any Proceeding (or any part of any Proceeding) initiated by such person against the corporation or its directors, officers, employees, agents or other indemnitees, unless (i) the board of directors authorized the Proceeding (or the relevant part of the Proceeding) prior to its initiation, (ii) the corporation provides the indemnification, in its sole discretion, pursuant to the powers vested in the corporation under applicable law, (iii) otherwise required to be made under Section 6.7 or (iv) otherwise required by applicable law; or
(f)if prohibited by applicable law.
6.7DETERMINATION; CLAIM
If a claim for indemnification or advancement of expenses under this Article VI is not paid in full within 90 days after receipt by the corporation of the written request therefor, the claimant shall be entitled to an adjudication by a court of competent jurisdiction of the claimant’s entitlement to such indemnification or advancement of expenses. The corporation shall indemnify such person against any and all expenses that are actually and reasonably incurred by such person in connection with any action for indemnification or advancement of expenses from the corporation under this Article VI, to the extent such person is successful in such action, and to the extent not prohibited by law. In any such suit, the corporation shall, to the fullest extent not prohibited by law, have the burden of proving that the claimant is not entitled to the requested indemnification or advancement of expenses.

6.8NON-EXCLUSIVITY OF RIGHTS
The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VIII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the certificate of incorporation or any statute, bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. The corporation is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advancement of expenses, to the fullest extent not prohibited by the General Corporation Law of Delaware or other applicable law.
6.9INSURANCE
The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of the General Corporation Law of Delaware.
6.10SURVIVAL
The rights to indemnification and advancement of expenses conferred by this Article VI shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.
6.11EFFECT OF REPEAL OR MODIFICATION
A right to indemnification or to advancement of expenses arising under a provision of the certificate of incorporation or a bylaw shall not be eliminated or impaired by an amendment to or repeal or elimination of the certificate of incorporation or these bylaws after the occurrence of the act or omission that is the subject of the Proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred.
6.12CERTAIN DEFINITIONS
For purposes of this Article VI, references to the “corporation” shall include, in addition to the resulting entity, any constituent company (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent entity, or is or was serving at the request of such constituent entity as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article VI with respect to the resulting or surviving entity as such person would have with respect to such constituent entity if its separate existence had continued. For purposes of this Article VI, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this Article VI.

ARTICLE VII

RECORDS AND REPORTS

7.1ANNUAL STATEMENT TO STOCKHOLDERS
The board of directors shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the corporation.
7.2REPRESENTATION OF SECURITIES OF OTHER ENTITIES
The chairman of the board, if any, the president, any vice president, the chief financial officer, the secretary or any assistant secretary of this corporation, or any other person authorized by the board of directors or the president or a vice president, is authorized to vote, represent and exercise on behalf of this corporation all rights incident to any and all shares of the stock of or other securities of, or interests in, or issued by, any other entity or entities, and all rights incident to any management authority conferred on the corporation in accordance with the governing documents of any entity or entities, standing in the name of this corporation, including the right to act by written consent. The authority herein granted may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.
7.3CERTIFICATION AND INSPECTION OF BYLAWS
The original or a copy of these bylaws, as amended or otherwise altered to date, certified by the Secretary, shall be kept at the corporation’s principal executive office and shall be open to inspection by the stockholders of the corporation, at all reasonable times during office hours.

ARTICLE VIII

GENERAL MATTERS
8.1CHECKS; DRAFTS; EVIDENCES OF INDEBTEDNESS
From time to time, the board of directors shall determine by resolution which person or persons may sign or endorse all checks, drafts, other orders for payment of money, notes or other evidences of indebtedness that are issued in the name of or payable to the corporation, and only the persons so authorized shall sign or endorse those instruments.
8.2CORPORATE CONTRACTS AND INSTRUMENTS: HOW EXECUTED
The board of directors, except as otherwise provided in these bylaws, may authorize and empower any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation; such power and authority may be general or confined to specific instances. Unless so authorized or ratified by the board of directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.
8.3STOCK CERTIFICATES; TRANSFER; PARTLY PAID SHARES
The shares of the corporation shall be represented by certificates, provided that the board of directors of the corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation. Unless otherwise provided by resolution of the board of directors, every holder of stock represented by shall be entitled to have a certificate signed by, or in the name of, the corporation by any two officers of the corporation representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.
Certificates for shares shall be of such form and device as the board of directors may designate and shall state the name of the record holder of the shares represented thereby; its number; date of issuance; the number of shares for which it is issued; a summary statement or reference to the powers, designations, preferences or other special rights of such stock and the qualifications, limitations or restrictions of such preferences and/or rights, if any; a statement or summary of liens, if any; a conspicuous notice of restrictions upon transfer or registration of transfer, if any; a statement as to any applicable voting trust agreement; if the shares be assessable, or, if assessments are collectible by personal action, a plain statement of such facts.
Upon surrender to the Secretary or transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.
The corporation may issue the whole or any part of its shares as partly paid and subject to call for the remainder of the consideration to be paid therefor. Upon the face or back of each stock certificate issued to represent any such partly paid shares, or upon the books and records of the corporation in the case of uncertificated partly paid shares, the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated. Upon the declaration of any dividend on fully paid shares, the corporation shall declare a dividend upon partly paid shares of the same class, but only upon the basis of the percentage of the consideration actually paid thereon.
8.4SPECIAL DESIGNATION ON CERTIFICATES
If the corporation is authorized to issue more than one class of stock or more than one series of any class, then the powers, the designations, the preferences and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate that the corporation shall issue to represent such class or series of stock; provided, however, that, except as otherwise provided in Section 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements there may be set forth on the face or back of the certificate that the corporation shall issue to represent such class or series of stock a statement that the corporation will furnish without charge to each stockholder who so requests the powers, the designations, the preferences and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Within a reasonable time after the issuance or transfer of uncertificated stock, the registered owner thereof shall be given a notice, in writing or by electronic transmission, containing the information required to be set forth or stated on certificates pursuant to this Section 8.4 or Sections 151, 156, 202(a), 218(a) or 364 of the General Corporation Law of Delaware or with respect to this Section 8.4 a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Except as otherwise expressly provided by law, the rights and obligations of the holders of uncertificated stock and the rights and obligations of the holders of certificates representing stock of the same class and series shall be identical.

8.5LOST CERTIFICATES
Except as provided in this Section 8.5, no new certificates for shares shall be issued to replace a previously issued certificate unless the latter is surrendered to the corporation and cancelled at the same time. The board of directors may, in case any share certificate or certificate for any other security is lost, stolen or destroyed, authorize the issuance of replacement certificates on such terms and conditions as the board may require; the board may require indemnification of the corporation secured by a bond or other adequate security sufficient to protect the corporation against any claim that may be made against it, including any expense or liability, on account of the alleged loss, theft or destruction of the certificate or the issuance of the replacement certificate.
8.6TRANSFER AGENTS AND REGISTRARS
The board of directors may appoint one or more transfer agents or transfer clerks, and one or more registrars, each of which shall be an incorporated bank or trust company, either domestic or foreign, who shall be appointed at such times and places as the requirements of the corporation may necessitate and the board of directors may designate.
8.7DIVIDENDS
The board of directors, subject to any restrictions contained in the certificate of incorporation or applicable law, may declare and pay dividends upon the shares of the corporation’s capital stock. Dividends may be paid in cash, in property, or in shares of the corporation’s capital stock, subject to the provisions of the certificate of incorporation. The board of directors may set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve.
8.8STOCK TRANSFER AGREEMENTS
The corporation shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes or series of stock of the corporation to restrict the transfer of shares of stock of the corporation of any one or more classes or series owned by such stockholders in any manner not prohibited by the General Corporation Law of Delaware.
8.9REGISTERED STOCKHOLDERS
The corporation:
(a)shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and notices and to vote as such owner; and
(b)shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of another person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

8.10CONSTRUCTION; DEFINITIONS
Unless the context requires otherwise, the general provisions, rules of construction and definitions in the General Corporation Law of Delaware shall govern the construction of these bylaws. Without limiting the generality of this provision, as used in these bylaws, the singular number includes the plural, the plural number includes the singular, and the term “person” includes both an entity and a natural person. Any reference in these bylaws to a section of the General Corporation Law of Delaware shall be deemed to refer to such section as amended from time to time and any successor provisions thereto.

ARTICLE IX

AMENDMENTS
The original or other bylaws of the corporation may be adopted, amended or repealed by the stockholders entitled to vote; provided, however, that the corporation may, in its certificate of incorporation, confer the power to adopt, amend or repeal bylaws upon the directors. The fact that such power has been so conferred upon the directors shall not divest the stockholders of the power, nor limit their power to adopt, amend or repeal bylaws.

ARTICLE X

FORUM SELECTION
Unless the corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, another State court in Delaware or the federal district court for the District of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the corporation, (b) any action asserting a claim of breach of a fiduciary duty owed by any director, stockholder, officer or other employee of the corporation to the corporation or the corporation’s stockholders, (c) any action arising pursuant to any provision of the General Corporation Law of Delaware or the certificate of incorporation or these bylaws (as either may be amended from time to time) or (d) any action asserting a claim governed by the internal affairs doctrine, except for, as to each of (a) through (d) above, any claim as to which such court determines that there is an indispensable party not subject to the jurisdiction of such court (and the indispensable party does not consent to the personal jurisdiction of such court within 10 days following such determination), which is vested in the exclusive jurisdiction of a court or forum other than such court or for which such court does not have subject matter jurisdiction.

Unless the corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended, against any person in connection with any offering of the corporation’s securities, including, without limitation and for the avoidance of doubt, any auditor, underwriter, expert, control person or other defendant.
Any person or entity purchasing, holding or otherwise acquiring any interest in any security of the corporation shall be deemed to have notice of and consented to the provisions of this Article X. This provision shall be enforceable by any party to a complaint covered by the provisions of this Article X. For the avoidance of doubt, nothing contained in this Article X shall apply to any claim brought to enforce a duty or liability created by the 1934 Act or any successor thereto.

HARMONIC INC.
CERTIFICATE OF AMENDMENT OF BYLAWS

The undersigned hereby certifies that he or she is the duly elected, qualified, and acting Secretary or Assistant Secretary of Harmonic Inc., a Delaware corporation, and that the foregoing bylaws were amended and restated on May 3, 2023 by the corporation’s board of directors.
IN WITNESS WHEREOF, the undersigned has hereunto set his or her hand this 3rd day of May, 2023.

/s/ Timothy C. Chu
Secretary